Exhibit 10.49
LOCK-UP AGREEMENT
August 10, 2005
Global Secure Corp.
2600 Virginia Avenue
Suite 600
Washington, D.C. 20037
Morgan Keegan & Company, Inc.
Jefferies & Company, Inc.

c/o	Morgan Keegan & Company, Inc.
50 N. Front Street, 19th Floor
Memphis, TN 38103
Dear Sirs:
     As an inducement to Morgan Keegan & Company, Inc. (“Morgan Keegan”) and Jefferies & Company, Inc. (“Jefferies,” and together with Morgan Keegan, the “Underwriters”) to enter into an underwriting agreement (the “Underwriting Agreement”) with Global Secure Corp. (the “Company”) pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common shares, par value $0.0001 per share (the “Securities”), of the Company or any successor (by merger or otherwise) thereto, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue to and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Underwriters waive, in writing, such extension.
     Furthermore, the undersigned agrees that for a period of six months from the end of the Lock-Up Period, as extended if applicable pursuant to the terms hereof, any sale of Securities by the undersigned will be conducted in accordance with the provisions of Rule 144(c)-(g) under the Securities Act of 1933, as amended (“Rule 144”) as applicable to affiliates of the Company; provided however, that for purposes of compliance with Rule 144(e), the amount of Securities sold by the undersigned on a particular date together with all sales of Securities by and for the account of the undersigned within the preceding three months, shall not exceed the greater of (i) two percent of the aggregate amount of Securities outstanding as shown by the most recent report or statement published by the issuer or (ii) twice the average weekly reported volume of trading in the Securities on the Nasdaq National Market during the four calendar weeks preceding the sale.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Underwriters to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned’s exercise of a stock option or warrant issued or granted by the Company outstanding on the date hereof shall not be subject to this Agreement; provided, however, that any Securities received upon the exercise of any such option or warrant will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities by gift, will or intestacy to a family member, affiliate or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2006. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

/s/ C. Thomas McMillen
C. Thomas McMillen

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